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                                                                   EXHIBIT 10.17

                      BUSINESS ALLIANCE PROGRAM AGREEMENT

     This Business Alliance Program Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and Adra Systems, Inc. (legal name) with its principal place of business at Two Executive Drive, Chelmsford, Massachusetts (the "Alliance Member"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.   DEFINITIONS

     1.1 "Commencement Date" shall mean the date on which the Programs are delivered by Oracle, or if no deliver is necessary, the Effective Date set forth on the relevant Order Form.

     1.2 "Designated System" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, Development License, or Marketing Support License.

     1.3 "Order Form" shall mean the document by which the Alliance Member orders Program licenses, Sublicenses, and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

     1.4 "Price List" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license, Sublicense, or services are ordered by the Alliance Member.

     1.5 "Program" shall mean the computer software in object code form owned or distributed by Oracle for which the Alliance Member is granted a license or grants a Sublicense pursuant to this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates. "Limited Production Program" shall mean a Program not specified on the Price List or which is designated as Limited Production by Oracle.

     1.6 "Sublicense Addenda" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Alliance Member.

     1.7 "Sublicense" shall mean a nonexclusive, nontransferable right granted by or through the Alliance Member to an end user to use an object code copy of the Programs with the Value-Added Package under authority of a Sublicense Addendum. "Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal data processing purposes and not for purposes of any further distribution.

     1.8 "Supported Program License" shall mean a Development License or Marketing Support License for which the Alliance Member has ordered Technical Support for the relevant time period. "Technical Support" shall mean Program support provided under Oracle's policies in effect on the date Technical Support is ordered.
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     1.9  "Update" shall mean a subsequent release of a Program which is generally made available for Supported Program Licenses at no additional charge, other than media and handling changes. Update shall not include any release, option or future product which Oracle licenses separately.

     1.10 "User," unless otherwise specified in the Order Form or Sublicense report for a user type specified in the Price List in effect when the Program is Sublicensed, shall mean a specific individual employed by the Alliance Member or Sublicenses (as the case may be) who is authorized by such party to use the Programs, regardless of whether the individual is actively using the Programs at any given time.

     1.11 "Value-Added Package" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member, as provided under the applicable Sublicense Addenda.

2.   LICENSES GRANTED

     2.1  Development Licenses and Trial Licenses

          A. Oracle grants to the Alliance Member a nonexclusive license to use the Development Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:

          1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or other such limitation as may be applicable;

          2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;

          3. to provide training and technical support to employees and to customers solely in conjunction with the Value-Added Package;

          4. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and

          5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

          B. The Alliance Member may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

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     2.2  Marketing Support Licenses

     Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:

          A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated Users or other such limitation as may be applicable;

          B. to develop customized prototypes of the Value-Added Package for prospective Sublicenses on the Designated System if the Alliance Member does not receive any fees related to the development of such customized prototypes;

          C. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and

          D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

     2.3  Sublicensing

          A.  License to Sublicense Programs

              As further set forth in the applicable Sublicense Addenda, Oracle hereby grants the Alliance Member a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Sublicense Addenda and at the rates and fees set forth in such Sublicense Addenda. The Alliance Member shall only have the right to Sublicense Programs pursuant to an effective Sublicense Addendum between the parties hereto.

               The Alliance Member shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Alliance Member shall provide Oracle with a copy of the Alliance Member's standard Sublicense agreement.

          B.  Sublicense Agreement

              Every Sublicense agreement shall include, at a minimum, contractual provisions which:

          1. Restrict use of the Programs to object code, subject to the restrictions provided under the applicable Sublicense Addenda and consistent with the Sublicense fees payable to Oracle;


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          2.  Prohibit (a) transfer of the Programs except for temporary transfer in the event of computer malfunction; (b) assignment, timesharing and rental of the Programs; and (c) title to the Programs from passing to the Sublicensee or any other party;

          3. Prohibit the reverse engineering, disassembly or decompilation of the Programs and prohibit duplication of the Programs except for a single backup or archival copy;

          4. Disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs;

          5. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Alliance Member all copies of the Programs and Documentation;

          6. Prohibit publication of any results of benchmark tests run on the Programs;

          7. Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law; and

          8. Specify Oracle as a third party beneficiary of the Sublicense agreement to the extent permitted by applicable law.

          C.  Marketing/Sublicensing Practices

              In marketing and Sublicensing the Programs, the Alliance Member shall:

          1. Not engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;

          2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and

          3. comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.

     2.4  Acceptance of Programs

     For each Program license for which delivery from Oracle is required under this Agreement, the Alliance Member shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, the Alliance Member may cancel the license by giving written notice to Oracle and returning the


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Program in accordance with Section 6.6 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by the Alliance Member at the end of the Acceptance Period.

     2.5  Limitations on Use

     The Alliance member shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement; or
(c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs.

     2.6  Title

     Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. The Alliance Member and Its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.

     2.7  Transfer of Programs

     The Alliance Member may transfer a Development License or Marketing Support License within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

     2.8  Use of Programs by Agents

     The alliance Member and each Sublicensee (as the case may be) shall have the right to allow each such party's own third party agents to use each such party's licensed Programs as licensed or Sublicensed under this Agreement so long as the applicable party ensures that its agents use the Programs in accordance with the terms of this Agreement or the applicable Sublicense agreement.

     2.9  Pre-Production Programs

     As an accommodation to the Alliance Member, Oracle may supply the Alliance Member with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use.

3.   TECHNICAL SERVICES

     3.1  Technical Support Services

     Oracle shall provide Technical Support services ordered by the Alliance Member under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by the Alliance Member of the applicable fees. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date


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Technical Support is re-ordered. The alliance Member may obtain Technical
Support services for Limited Production Programs and pre-production releases of Programs on a time and materials basis.

     3.2  Training Services

     Oracle will provide training services agreed to by the parties under the terms of this Agreement. For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

4.   FEES AND PAYMENTS

     4.1  License Fees and Sublicense Fees

     The Alliance Member may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Sublicense Addendum. For each Sublicense granted by the Alliance Member, the Alliance member agrees to pay Oracle a Sublicense fee as set forth in the applicable Sublicense Addenda. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

     The Alliance Member is free to determine unilaterally its own license fees to its own license fees to its Sublicensees. If the Alliance Member or a Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or increases the licensed number of Users, the Alliance member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.

     4.2  Technical Support Fees

     Technical Support services ordered by the Alliance Member for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.

     4.3  General Payment Terms

     Except as otherwise provided in a Sublicense Addendum, invoices for payment of license fees shall be payable 30 days from the Commencement Date. Technical Support fees for Sublicenses shall be payable as specified in the applicable Sublicense Addendum. Technical Support fees for Development Licenses and Marketing Support Licenses shall be payable annually in advance, net 30 days from the renewal data; such fees will be those in effect at the beginning of the period for which the fees are paid. Fees due by the Alliance Member shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income.
Any amounts payable by the Alliance Member hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. The Alliance Member agrees to pay applicable media and shipping charges. The Alliance Member shall issue a purchase order, or


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alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

     4.4  Taxes

     The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement, or the Sublicenses granted by the Alliance Member, then such taxes shall be billed to and paid by the Alliance Member. This shall not apply to taxes based on Oracle's income.

5.   RECORDS

     5.1 Records Inspection. The Alliance Member shall maintain adequate books and records in connection with activity under this Agreement. Such records shall include, without limitation, executed Sublicense agreements, the information required in or elated to the Sublicense reports required under a Sublicense Addendum, the number of copies of Programs used or Sublicensed by the Alliance Member, the computers on which the programs are installed, and the number of Users using the Programs. Oracle may audit the relevant books and records of the Alliance Member to ensure the compliance with the terms of this Agreement upon reasonable notice to the Alliance Member. Any such audit shall be conducted during regular business hours at the Alliance Member's offices and shall not interfere unreasonably with the Alliance Member's business activities. If an audit reveals that the Alliance Member has underpaid fees to Oracle, the Alliance Member shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees exceed five percent (5%) of the applicable license fees of Sublicense fees paid, then the Alliance Member shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.

     5.2  Notice of Claim

     The Alliance Member will notify the Oracle legal department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; and (b) any material change in the management or control of the Alliance member.

6.   TERM AND TERMINATION

     6.1  Term

     This Agreement shall become effective on the Effective Date and shall be valid until the expiration or termination of all Sublicense Addenda hereunder, unless terminated earlier as set forth herein. If not otherwise specified on the Order Form, each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless the license or this Agreement is terminated as provided in this Article 6 below. The term of each Sublicense Addendum hereunder shall be as set forth in each such Addendum.



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     6.2  Termination by the Alliance Member

     The Alliance Member may terminate any Program license, any Sublicense Addenda, or this Agreement at any time; however, termination shall not relieve the Alliance Member's obligations specified in Sections 6.5 and 6.6.

     6.3  Termination by Oracle

     Oracle may terminate any Program license, any Sublicense Addenda, or this Agreement upon written notice if the Alliance Member breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

     6.4  Force Majeure

     Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

     6.5  Effect of Termination

     Upon expiration or termination of a Sublicense Addendum or this Agreement, all the Alliance Member's rights to market and Sublicense the Programs as set forth in such Sublicense Addendum or this Agreement shall cease.

     The termination of this Agreement, a Sublicense Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Alliance Member's obligation to pay all fees that have accrued or that the Alliance Member has agreed to pay under a Sublicense Addendum or any Order Form, other similar ordering document under this Agreement, or that appear in a Sublicense report. The parties' rights and obligations under Sections 2.5, 2.6, 2.7 and Articles, 4, 5, 6, 7, and 8 shall survive termination of this Agreement.

     6.6  Handling of Programs Upon Termination

     If a license granted under this Agreement expires or otherwise terminates, the Alliance Member shall: (a) cease using the applicable Programs; and (b) certify to Oracle within one month after expiration or termination that the Alliance Member has destroyed or has returned to Oracle the Programs and all copies. His requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, the Alliance Member shall acquire a Return Material Authorization ("RMA") number to Oracle.


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7.   INDEMNITY, WARRANTIES, REMEDIES

     7.1  Infringement Indemnity

     Oracle will defend and indemnify the Alliance Member against a claim that Programs infringe a copyright or patent, provided that: (a) the Alliance Member notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) the Alliance Member provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Reasonable out-of-pocket expenses incurred by the Alliance Member in providing such assistance will be reimbursed by Oracle.

     Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to the Alliance Member.

     In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for the Alliance Member a license to continue using the Programs; or (c) terminate the license for the Infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date. This Section 7.1 states Oracle's entire liability and the Alliance Member's exclusive remedy for infringement.

     7.2  Warranties and Disclaimers

          A.   Program Warranty

               Oracle warrants for a period of one year from the Commencement Date that each unmodified Program for which the Alliance Member has a Supported Program License will perform the functions described in the Documentation provided by Oracle when operated on the Designated System.

          B.   Media Warranty

               Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

          C.   Service Warranty

               Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

          D. DISCLAIMERS. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.



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              Oracle does not warrant that the Programs will run properly on all
          Hardware, that the Programs will meet requirement of the Alliance Member of the Sublicensees or operate in the combinations which may be selected for use by the Alliance Member or the Sublicensees, that the operation of the Programs will be uninterrupted or error free, or that all Program errors will be corrected. Limited Production Programs, PreProduction Releases of Programs, and Computer Based Training Products are Distributed "As is."

              The Alliance Member shall not make any warranty on Oracle's behalf.

     7.3  Exclusive Remedies

     For any breach of the warranties contained in Section 7.2 above, the Alliance Member's exclusive remedy, and Oracle's entire liability, shall be:

          A.  For Programs

              The correction of Program errors that cause breach of warranty, or if Oracle is unable to make the Program operate as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the Program license.

          B.  For Media

              The replacement of defective media returned within 90 days of the Commencement Date.

          C.  For Services

              The reperformance of the services, or if Oracle is unable to perform the services as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

     7.4  Indemnification of Oracle

     The Alliance Member agrees to enforce the terms of its Sublicense agreements required by this Agreement and to notify Oracle of any known breach of such terms. The Alliance Member will defend and indemnify Oracle against:

          A. All claims and damages to Oracle arising from any use by the Alliance Member or it Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;

          B. All claims and damages to Oracle caused by the Alliance Member's failure to include the required contractual terms set forth in Section 2.3B hereof in such Sublicense agreement; and

          C. All claims and damages to Oracle caused by Sublicensees' breach of any of the applicable provisions required by Section 2.3 hereof.


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     7.5  Equitable Relief

     The Alliance Member acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in additional to all other remedies available to it.

8.   GENERAL TERMS AND CONDITIONS

     8.1  Nondisclosure

     Neither party shall, without first obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be
required by legal procedures or by law.   No other information exchanged between
the parties shall be deemed confidential unless the parties otherwise agree in writing. The Alliance Member shall not disclose the results of benchmark tests or other evaluation of the Programs to any third party with Oracle's prior written approval.

     8.2  Copyrights

          The Programs are copyrighted by Oracle. The Alliance member shall retain all Oracle copyright notices on the Programs used by the Alliance Member under its Development Licenses or Marketing Support Licenses. The Alliance Member shall include the following on all copies of the Programs in software Value-Added Packages incorporating the Programs distributed by the Alliance Member.

          A.  A reproduction of Oracle's copyright notice; or

          B. A copyright notice indicating that he copyright is vested in the Alliance Member containing the following

          1.  A "c" in a circle and the word "copyright";

          2.  The Alliance Member's Name;

          3.  The date of copyright; and

          4.  The words "All Rights Reserved."

              Such notices shall be placed on the Documentation, the sign-on screen for any software Value-Added Package incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the Alliance ember to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Alliance Member agrees to reproduce Oracle's copyright notices intact.


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     8.3  Trademarks

     "Oracle" any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle productions and services belong to Oracle; the Alliance Member will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The Alliance Member's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Alliance Member agrees not to use the trademark "ORACLE," or any market beginning with the letters "Ora," or any other mark likely to cause confusion wit the trademark "ORACLE," as any portion of the Alliance Member's tradename, trademark for the Alliance Member's Value-Added Package, or trademark for any other products of the Alliance Member. The Alliance Member shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's programs, product and services.

     The Alliance member agrees with respect to each registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

     ________is a registered trademark of Oracle Corporation, Redwood City, California

     Unless otherwise notified in writing by Oracle, the Alliance Member agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

     ________is a trademark of Oracle Corporation, Redwood City, California

     The Alliance Member shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the Alliance Member or of any party other than Oracle. Oracle shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Oracle's trademarks.

     8.4  Relationship between Parties

     In all matters relating to this Agreement, the Alliance Member will act as an independent contractor. The relationship between Oracle and the Alliance Member is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

     8.5  Assignment

     The Alliance Member may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.


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     8.6  Notice

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when deposited in first class mail to the first address listed in the relevant Order Form (if to the Alliance Member) or to the Oracle address on the Order Form (if to Oracle).

     To expedite order processing, the Alliance member agrees that Oracle may treat documents faxed by the Alliance Member to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

     8.7  Governing Law/Jurisdiction

     This Agreement, and all matters arising out of or relating tot his Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Alliance Member agree to submit to the jurisdiction, and agree that venue is proper in, these courts in any such legal action or proceeding.

     8.8  Severability

     In the event any provision of this Agreement is held to be invalid or unenforceable, the reaming provisions or this Agreement will remain in full force and effect.

     8.9  Export

     The Alliance Member agrees to comply fully with all relevant export laws and regulations of the Untied States ("Export Law") to assure that neither the Programs, nor any direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

     8.10 Limitation of Liability

     In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss or profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages. Oracle's liability for damage hereunder shall in no event exceed the amount of fees paid by the Alliance Member under this Agreement and if such damages result from the Alliance Member's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability, prorated over a five-year term from the Commencement Date of the applicable license or the date of performance of the applicable services.

     The provisions of this Agreement allocate the risks between Oracle and the Alliance Member Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

     8.11  Federal Government Sublicenses

     If the Alliance member grants a Sublicense to the Untied States government, the Programs shall be provided with "Restricted Rights" and the Alliance Member will place a legend. In addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:

           RESTRICTED RIGHTS LEGEND


     "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph 7(c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-013. Rights in Technical Data and Computer Software (October 1988) and the Federal Acquisition Regulation ("FAR") 52.227-14, Rights in Data-General, including Alternate III (June 1987), as applicable. Oracle corporation, 500 Oracle Parkway, Redwood, City, CA 94065."

     8.12  Waiver

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver or any other or subsequent default or breach. Except for actions for non-payment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought b either party more than one year after the cause of action has accrued.

     8.13  Entire Agreement

     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same.

     It is expressly agreed that he terms of this Agreement and any Order Form shall supersede the terms in any Alliance member purchase order or other ordering document. This Agreement shall also supersede the terms of any shrink wrap or break-the-seal license agreement included in any package for Oracle-furnished software, except terms contained in such license agreement that other specific use rights for the Programs.

The Effective Date for this Agreement shall be May 22, 1996.


Executed by the Alliance Member:      Executed by Oracle Corporation:


Authorized Signature:                 Authorized Signature:

/s/ Mark F. O'Connell                 /s/ Jeffrey Freeman
----------------------------          -----------------------------


Name:  Mark F. O'Connell              Name:  Jeffrey Freeman
       ---------------------                 ----------------------

Title: VP Marketing                   Title: Channels Sales Support
       --------------------                  -----------------------



Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation

                                  AMENDMENT ONE
                                     TO THE
                       BUSINESS ALLIANCE PROGRAM AGREEMENT
                                     BETWEEN
                                  ADRA SYSTEMS
                                       AND
                               ORACLE CORPORATION


This Amendment One shall serve to amend Business Alliance Program Agreement between Adra Systems (the "Alliance Member") and Oracle Corporation ("Oracle") dated May 22, 1996 (the "Agreement").


The Agreement is amended as follows:

1.   Insert the following new paragraph at the end of Section 2.5:

          "Notwithstanding the foregoing, the Alliance Member may, from time to time and solely in connection with the Application Program, electronically distribute Program Updates and/or Application Package updates to those Sublicensees with whom the Alliance Member is under contract to provide technical support services, provided that: (i) such distribution is made via a telephone modem directly connected to a Sublicensee's hardware; (ii) such distribution is made over a private line maintained by the Sublicensee for this purpose; and (iii) the Alliance Member maintains the same level of security in distributing any such Program Updates and/or Application Package updates as it would its own intellectual property of similar nature and value; or for distribution via the Internet, the Alliance Member employs Internet distribution protocols that have first been approved by Oracle, including but not limited to password-protected access to such Program Updates and/or Application Package updates. Moreover, the Alliance Member may distribute Trial Sublicenses under a Sublicense Addendum in accordance with the first sentence of this paragraph. In addition, the Alliance Member may transmit Marketing Support Licenses within its own organization pursuant to Section 2.2 of this Agreement in accordance with the first sentence of this paragraph, provided that the Alliance Member makes such Marketing Support Licenses accessible only to authorized Alliance Member employees, subject to any User or other license limitations stated in the applicable Order Form."

2. In the first line of Section 7.1 insert the words "hold harmless," before the word "defend".

     Also, in the third line of Section 7.1, insert the words "trademark, trade secret," before the word "copyright".

3.   Insert the following at the beginning of the last sentence of Section 8.3:
     "Except as set forth in Section 7.1,".

4.   At the end of Section 8.5 insert the following:

     ", except that the Alliance Member may assign or otherwise transfer rights under this Agreement upon notice to Oracle in connection with a merger, consolidation, or sale or other disposition of substantially all of the assets of the Alliance Member to an acquiring entity, provided that such acquiring entity both (i) is not a competitor of Oracle, and (ii) agrees in writing to be bound by the terms of this Agreement and any applicable Sublicense Addenda."

4.   At the end of the first paragraph of Section 8.10 delete the following:

     ", prorated over a five year term from the Commencement Date of the applicable license or the date of performance of the applicable services."

Other than the modifications set forth above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is September 12, 1997.

ADRA SYSTEM                                ORACLE CORPORATION


By:  /s/ Ralph Mayer                       By: /s/ Monica M. Murnane
     ---------------                           ---------------------

Name:  Ralph Mayer                         Name:  Monica M. Murnane
       -----------                                -----------------

Title:  Vice President                     Title:  Manager - West Region
        --------------                             ---------------------
                                                   Alliances Sales Support
                                                   -----------------------

                          RUNTIME SUBLICENSE ADDENDUM

     This document (the "Addendum") is between Oracle Corporation ("Oracle") and Adra Systems, Inc. (the "Alliance Member") and shall be governed by the terms of the Business Alliance Program Agreement between the Alliance Member and Oracle effective May 22, 1996 (the "Agreement") and the terms set forth below.

1.   SUBLICENSES

     1.1  SUBLICENSE PROGRAMS AND TERMS.  The Alliance Member may only
          -----------------------------
Sublicense Runtime Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of the Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time to time without the prior written consent of Oracle.

     The Alliance Member shall have the right to market and grant Sublicenses of Runtime Programs under the conditions set forth in the Agreement and under the following restrictions:

          A. Sublicense Runtime Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Runtime Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and

          B. Make and deliver to the Sublicensee a single copy of the Runtime Programs in the Application Package for each Sublicense granted.

     The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Runtime Program Sublicense. If a Sublicensee uses the Runtime Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

     1.2  RUNTIME PROGRAMS.  For the purposes of this Addendum, "Runtime
          ----------------
Program(s)" shall mean Programs which shall be limited to use solely for the purpose of running the Alliance Member's Application Program, and may not be used to create or alter tables or reports except as necessary for operating the Alliance Member's Application Program. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.

     1.3  VALUE-ADDED PACKAGE.  For the purposes of this Addendum, "Application
          -------------------
Program(s)" shall mean the Alliance Member's value-added application software, described in the attached Application Package Attachment with which the Runtime Programs are to be coupled, "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.

     1.4  TRIAL SUBLICENSES.  The Alliance Member and its Distributors shall be
          -----------------
entitled to grant, at no charge, up to a maximum combined total of [CONFIDENTIAL TREATMENT REQUESTED]** temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.

     1.5  DISTRIBUTORS.  Oracle grants the Alliance Member the right  to appoint
          ------------
third parties ("Distributors") to market and Sublicense the Runtime Program in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.5, 2.8, 5.1, 5.2, 6.1, 6.3, 6.4, 6.5, 7.2.D, 7.5, 8.1, 8.2, 8.3, 8.5,
8.7, 8.9, and 8.11 of the Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance Member shall notify Oracle promptly in writing of the appointment of each such Distributor.

     In addition, the Alliance Member shall keep executed Distributor agreements and records of the Distributor Information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by (i) the Distributors' failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense agreement, and (ii) the Distributors' breach of any of the applicable provisions required in its Distributor agreement.

     1.6  DOCUMENTATION.  The Alliance Member shall be responsible for providing
          -------------
documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Member's documentation, subject to the provisions of Section 8.2 of the Agreement.

2.   SUBLICENSE FEES

     2.1  SUBLICENSE FEES AND RATES.  For each copy of the Programs Sublicensed
          -------------------------
by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to


---------------------------
** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

pay Oracle a Sublicense fee equal to [CONFIDENTIAL TREATMENT REQUESTED]** of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.

     As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

     On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.

     2.2  PRICE LIST FOR SUBLICENSES.  Notwithstanding any other provision of
          --------------------------
the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Oracle Alliance Member Price List in effect at the time the Application Package is Sublicensed.

     Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

     2.3  USERS.  The Sublicense fees for a Program shall be based and priced on
          -----
the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any Under basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.   TERM

     This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.

     Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

--------------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.   TERRITORY

     The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").

5.   TECHNICAL SUPPORT

     5.1  TECHNICAL SUPPORT FOR SUBLICENSEES.
          ----------------------------------

          A.  INSTALLATION.  The Alliance Member or its Distributors will be
              ------------
responsible for any assistance needed to install the Application Package at Sublicensee sites.

          B.  SUBLICENSING SUPPORT.  The Alliance Member is responsible for
              --------------------
providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance Member shall continuously maintain Oracle Technical Support services for the Development Licenses during the period which the Alliance Member provides technical support services to any Sublicensees. Any questions from the Alliance Members.

     5.2  TECHNICAL SUPPORT FEES.  For Technical Support services for
          ----------------------
Sublicensees. each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Runtime Program during the applicable support period. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support Percentage Rate specified below, corresponding to the highest Technical Support Services level specified below for any Development License used under this Addendum, of the cumulative Sublicense fees accrued to Oracle for a Sublicensed Program supported by the Alliance Member.

     Technical Support        Technical Support
     Services Level           Percentage Rate
     --------------           ---------------

     Bronze                   16%

     Silver                   19%

     Gold                     26%

     Upon December 31 of each year, the Alliance Member shall provide Oracle a report setting forth all of the Alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees due and payable to Oracle for such calendar year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.

     On or after each anniversary during the Term of this Addendum, Oracle may amend the Technical Support Percentage Rates set forth above based on Oracle's then-current standard Technical Support percentage rate schedule.

6.   SUBLICENSE REPORTS

     Within twenty (20) days of the last day of each month, the Alliance Member shall send Oracle a report detailing for that month:

          A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;

          B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and

          C. The Distributor agreements executed during the prior month, including names and addresses of the Distributors.

     The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

7.   ADDITIONAL LICENSES

     During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be Sept 12, 1997.

EXECUTED BY THE ALLIANCE MEMBER:             EXECUTED BY ORACLE CORPORATION:

Authorized Signature:                        Authorized Signature

/s/  Ralph Mayer                              /s/ Mariam Ordoubadi
------------------------------------         ---------------------------------

Name:  Ralph Mayer                           Name:  Mariam Ordoubadi
       -----------------------------                --------------------------

Title: Vice President                        Title: Contract Specialist
       -----------------------------                --------------------------



ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation
3-97

                         APPLICABLE PACKAGE ATTACHMENT

     Name of Application Program and Application Package which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):

     Description of Application Package:
     ----------------------------------

     The Matrix System is a leading-edge PDM system that enables companies to link people, information, and processes together across the total enterprise. The product provides a common thread that cuts across computing platforms and individual software applications. In a nutshell, it enables a corporate user, with appropriate authorization, to access any type of corporate information no matter where it is physically resides, which computing system it is on, or which software application was used to create it. In addition, Matrix is Web-enabled, meaning that it can work on top of a company's existing intranet and can be accessed using popular Web browsers. Moreover, the product is a graphical and elegant tool ideally suited to "virtual companies" which have multiple geographic locations and which work with large numbers of partners and subcontractors.


Modules:
     Matrix System Administrator
     Matrix Business Administrator
     Matrix user
     Matrix Business Object Server

Functions and Objectives:

                                  AMENDMENT ONE
                                     to the
                           RUNTIME SUBLICENSE ADDENDUM
                                     to the
                       BUSINESS ALLIANCE PROGRAM AGREEMENT
                                     between
                                  ADRA SYSTEMS
                                       and
                               ORACLE CORPORATION

This Amendment One shall serve to amend the Runtime Sublicense Addendum dated September 12, 1997 (the "Addendum") to the Business Alliance Program Agreement between Adra Systems (the "Alliance Member") and Oracle Corporation ("Oracle") dated May 22, 1996 (the "Agreement").

The Addendum is amended as follows:

1. The parties agree that upon execution of the Addendum and this Amendment One, the Runtime Sublicense Addendum between the parties dated May 22, 1996 (the "1996 Addendum") is hereby terminated as of the Effective Date of this Amendment One. The parties agree that the Addendum, as amended by this Amendment One, hereby supersedes the 1996 Addendum in its entirety and shall henceforth govern all Sublicenses granted or technical support provided by the Alliance Member under the 1996 Addendum.

2. The parties agree that the capitalized terms in this Amendment One shall have the meanings assigned to them in the Agreement and the Addendum, unless otherwise specified herein.

3. In the first sentence of Section 1.4, delete the words [CONFIDENTIAL TREATMENT REQUESTED]** and replace them with the words [CONFIDENTIAL TREATMENT REQUESTED].**

4.   In the second and third sentences of Section 1.4, delete the words "thirty
     (30)" and replace them with the words "sixty (60)."

5.   Delete the second sentence of Section 1.5 and insert the following:

     "For the purposes of allowing Distributors to make copies of the Application Package only for Sublicensing to Sublicensees, the Alliance Member shall have the right to provide each Distributor with one (1) copy of the media and documentation of the Application Package (master copy) at no further charge to the Alliance Member, and the

-------------------------
 ** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
     AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     Distributor shall have the right to use the master copy to make and distribute copies of the Application Package to Sublicensees subject to the terms of this Addendum. Upon expiration or termination of the Term of this Addendum, the Distributor's right to use, copy, and distribute such Application Package shall also expire or terminate and the Distributor shall destroy the master copy."

6. Delete the first paragraph of Section 2.1 and replace it with the following:

          "For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package during the Term of this Addendum to a Sublicensee listed on the Alliance Member Existing Customer List attached hereto as Exhibit A, the Alliance Member agrees to pay Oracle a Sublicense fee equal to [CONFIDENTIAL TREATMENT REQUESTED]** of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed. The Alliance Member represents and warrants that, as of the Effective Date of this Addendum, the Sublicensees listed on Exhibit A are already authorized licensees of the Alliance Member's software products.

          For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package during the Term of this Addendum to a Sublicensee not listed on Exhibit A, the Alliance Member agrees to pay Oracle a Sublicense fee as follows:

     (a) From the Effective Date of this Amendment One through the first anniversary of the Effective Date of this Amendment One (the "First Year"), the Sublicense fee for a Sublicense shall be equal to the applicable percentage, as set forth in the table below corresponding to the Cumulative First-Year Fees (as hereinafter defined), of the applicable license fee for the applicable Program(s), as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Program(s) are Sublicensed.

          "Cumulative First-Year Fees" shall mean the total net fees paid by the Alliance Member to Oracle for any Development Licenses acquired and/or Sublicenses granted by the Alliance Member during the period beginning on the Effective Date of this Amendment One and ending immediately prior to the granting of the applicable Sublicense (i.e., excluding the present Sublicense).

          Cumulative First-Year Fees  Percentage Rate
          --------------------------  ---------------
          $0 through $149,999         [CONFIDENTIAL TREATMENT REQUESTED]**
          $150,000 through $249,999 [CONFIDENTIAL TREATMENT REQUESTED]** $250,000 through $499,999 [CONFIDENTIAL TREATMENT REQUESTED]**
          $500,000 and above          [CONFIDENTIAL TREATMENT REQUESTED]**

----------------------
** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          For example, the Sublicense fee for a Sublicense granted on the 200th day of the First Year shall be calculated using the percentage rate in the table above corresponding to the Cumulative First-Year Fees through the 199th day of the First Year. Sublicense fee percentage rates shall not be applied retroactively to any Sublicenses previously granted. The Alliance Member shall be responsible for keeping records of the Cumulative First-Year Fees, and shall report the applicable Cumulative First-Year Fees and percentage rates to Oracle in its Sublicense reports.

     (b) From the day after the first anniversary of the Effective Date of this Amendment One through the second anniversary of the Effective Date of this Amendment One (the "Second Year"), the Sublicense fee for any Sublicense shall be equal to the applicable percentage, as set forth in the table below corresponding to the Total First-Year Fees (as hereinafter defined), of the applicable license fee for the applicable Program(s), as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Program(s) are Sublicensed.

         "Total First-Year Fees" shall mean the total net fees paid by the Alliance Member to Oracle for any Development Licenses acquired and/or Sublicenses granted by the Alliance Member during the First Year. The applicable percentage rate shall remain the same throughout the Second Year.

          Total First-Year Fees      Percentage Rate
          ---------------------      ---------------
          $0 through $149,999        [CONFIDENTIAL TREATMENT REQUESTED]**
          $150,000 through $249,999 [CONFIDENTIAL TREATMENT REQUESTED]** $250,000 through $499,999 [CONFIDENTIAL TREATMENT REQUESTED]**
          $500,000 and above         [CONFIDENTIAL TREATMENT REQUESTED]**

     (c) From the day after the second anniversary of the Effective Date of this Amendment One through the third anniversary of the Effective Date of this Amendment One (the "Third Year"), the Sublicense fee for any Sublicense shall be equal to the applicable percentage, as set forth in the table below corresponding to the Total Second-Year Fees (as hereinafter defined), of the applicable license fee for the applicable Program(s), as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Program(s) are Sublicensed.

          "Total Second-Year Fees" shall mean the total net fees paid by the Alliance Member to Oracle for any Development Licenses acquired and/or Sublicenses granted by the Alliance Member during the Second Year.
          The applicable percentage rate shall remain the same throughout the Third Year.

------------------------
** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
    AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH
    OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT
    OF 1933, AS AMENDED.

          Total Second-Year Fees     Percentage Rate
          ----------------------     ---------------
          $0 through $149,999        [CONFIDENTIAL TREATMENT REQUESTED]**
          $150,000 through $249,999 [CONFIDENTIAL TREATMENT REQUESTED]** $250,000 through $499,999 [CONFIDENTIAL TREATMENT REQUESTED]**
          $500,000 and above         [CONFIDENTIAL TREATMENT REQUESTED]**

7.   Delete the last paragraph of Section 2.1 of the Addendum.

8. After the first paragraph of Section 2.2 insert the following new paragraph:

          "All Sublicense fees for Sublicenses installed outside the United States shall be based on the standard list license fees for the Programs as set forth on the Oracle Global Price List."

9.   Delete the body of Section 4 in its entirety and insert the following:

          "The Alliance Member shall have the right to market and grant Sublicenses of Programs in the Application Package in all countries worldwide (the "Territory"), subject to the terms of this Section.

          Oracle may from time to time deny the Alliance Member the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the reasonable opinion of Oracle's counsel, are injurious to Oracle's interests in the Programs. Oracle may deny the Alliance Member the right to Sublicense in a country pursuant to this paragraph only if such denial is generally applicable to Oracle's other alliance members and/or resellers.

          The Alliance Member acknowledges that the Programs are subject to export controls imposed on Oracle and the Alliance Member by the U.S. Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"), and agrees to comply fully with all such Export laws and with those requirements set forth in Section 8.9 ("Export") of the Agreement.

          The Alliance Member warrants that neither it nor its Distributors will grant Sublicenses in or ship any Programs to a country until it (or the Distributor) has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Alliance Member (or its Distributor) provides evidence of completion of such formalities to Oracle. The Alliance Member will indemnify Oracle for any direct losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Alliance Member or its Distributors to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable

-----------------------
** [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
    AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH
    OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT
    OF 1933, AS AMENDED.

     request, the Alliance Member shall make records available to Oracle to allow Oracle to confirm the Alliance Member's compliance with this Section."

10.  Delete the first sentence of Section 6 and insert the following:

     "Within thirty (30) days of the last day of each quarterly period ending in the months of March, June, September, and December (each such period, "Quarter"), the Alliance Member shall send to Oracle a report detailing for that Quarter:"

     Also, in Sections 2.1, 5, and 6, delete the word "month" and insert the word "Quarter" and delete the word "monthly" and insert the word "Quarterly" in each instance in which such words occur.

Other than the modifications set forth above, the terms and conditions of the Addendum remain unchanged and in full force and effect.

The Effective Date of this Amendment One is September 12, 1997.

ADRA SYSTEM                                ORACLE CORPORATION


By:  /s/ Ralph Mayer                       By:  /s/ Monica M. Murnane
     ---------------                            ---------------------

Name:  Ralph Mayer                         Name:  Monica M. Murnane
       -----------                                -----------------

Title:  Vice President                     Title:  Manager - West Region
        --------------                             ---------------------
                                                   Alliances Sales Support
                                                   -----------------------

                                   EXHIBIT A
                     ALLIANCE MEMBER EXISTING CUSTOMER LIST